UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) March 20, 2006


                        American Soil Technologies, Inc.
             (Exact name of registrant as specified in its chapter)



           Nevada                       000-22855                 95-4780218
(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)                File Number)          Identification No.)


       12224 Montague Street
            Pacoima, CA                                             91331
(Address of principal executive offices)                         (Zip Code)


        Registrant's telephone number, including area code (818) 899-4686


                                       N/A
          (Former name or former address, if changed since last report)

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 14, 2006, American Soil Technologies, Inc. (the "Company") entered into an Agreement and Plan of Acquisition (the "Agreement") with UTEK Corporation, a Delaware corporation, located in Florida ("UTEK") and Advanced Fertilizer Technologies, Inc., a Florida corporation, located in Florida ("AFTI").

The Agreement provides that UTEK, as 100% owner of AFTI, shall exchange all of their shares of common stock of AFTI for newly issued shares of Series B Preferred Stock of the Company. AFTI will then become a wholly-owned subsidiary of the Company. AFTI is the owner of a patented method for producing suspension fertilizer. The Company also acquired the rights to develop and market this patented and proprietary technology as part of this transaction.

There is no material relationship between the Company or its affiliates and any of the parties, other than with respect to the Agreement.

SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02 - UNREGISTERED SALES OF EQUITY SECURITIES

In consideration for the Agreement, the Company issued to UTEK 4,500,000 shares of Series B Preferred Stock. The Series B Preferred Stock is convertible into shares of common stock of the Company at the option of the holder after 12 months, based on a value of $2,250,000. The number of shares of common stock to be issued upon conversion will be $2,250,000 divided by the closing bid price of the Company's common stock on the date of conversion. The Series B Preferred Stock does not have voting or dividend rights. The Company relied on the exemption from registration relating to offerings that do not involve any public offering pursuant to Section 4(2) under the Securities Act of 1933 (the "Act") and/or Rule 506 of Regulation D promulgated pursuant thereto. The Company believes that UTEK is an "accredited investor" under Rule 501 under Regulation D of the Act and had adequate access to information about the Company.

On March 21, 2006 UTEK will issue a press release regarding this Agreement. The text of the press release is included as Exhibit 99.1 to this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)  The following exhibit is being furnished herewith:

     Exhibit No.                      Exhibit Description
     -----------                      -------------------
        99.1        Press release text of UTEK Corporation issued March 21, 2006

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 21, 2006                   AMERICAN SOIL TECHNOLOGIES, INC.



                                        By: /s/ Carl P. Ranno
                                           -------------------------------------
                                           Carl P. Ranno
                                           Chief Executive Officer and President